UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 19, 2014

EUROCAN HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1805 SE Martin Luther King Jr Blvd.	97214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 926-7060

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2014, Eurocan Holdings, Ltd. and Eastside Distilling, Inc., a Nevada corporation and a wholly-owned subsidiary of Eurocan, entered into an Agreement and Plan of Merger under which Eastside Distilling, Inc., merged with and into Eurocan Holdings, Ltd.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 19, 2014, Eurocan filed Articles of Merger with the Nevada Secretary of State to effectuate the merger of Eastside Distilling, Inc. with and into Eurocan Holdings, Inc. discussed under Item 1 above. Pursuant to Article 5 of the Articles of Merger, Article I of the articles of incorporation of the surviving entity (Eurocan) were amended to change the name of the corporation to “Eastside Distilling, Inc.” The Articles of Merger have a stated effective date of December 1, 2014. The Nevada Revised Statutes permit a name change to be effectuated by means of a short-form merger between a parent and its wholly-owned subsidiary, which may be authorized by Eurocan’s board of directors without stockholder approval.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated November 19, 2014 between Eurocan Holdings Ltd., and Eastside Distilling, Inc.
3.1	Articles of Merger dated November 19, 2014 Eurocan Holdings Ltd., and Eastside Distilling, Inc. (Articles of Incorporation amended under Section 5 thereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROCAN HOLDINGS LTD.

(Registrant)

Date: November 25, 2014	By:	/s/ Steven Earles
Steven Earles
President and Chief Executive Officer

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